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                                                                    EXHIBIT 11.1

                           ML MACADAMIA ORCHARDS, L.P.
             COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
                      (in thousands, except per unit data)


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
                                                                                   FOR THE QUARTERS ENDED
                                                                                          MARCH 31,
                                                                                 ---------------------------
                                                                                    2000            1999
                                                                                 -----------    ------------
Net income                                                                       $        65    $        541

Class A Unitholders (ownership percentage)                                       x        99%   x         99%
                                                                                 -----------    ------------

Net income allocable to Class A Unitholders                                      $        65    $        536
                                                                                 ===========    ============


Class A Units outstanding                                                              7,500           7,500
                                                                                 ===========    ============

Net income per Class A Unit                                                      $      0.01    $       0.07
                                                                                 ===========    ============
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